UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 18, 2016
(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Transaction Support Agreements

On March 18, 2016, A. M. Castle & Co. (the “Company”) entered into Amended and Restated Transaction Support Agreements (the “A&R Transaction Support Agreements”) with certain holders of the Company’s 12.75% Senior Secured Notes due 2018 (the “Secured Notes”) and the Company’s 7.00% Convertible Senior Secured Notes due 2017 (the “Existing Convertible Notes”), which provide for the terms of certain refinancing actions of the Company, including an exchange of new 5.25% Senior Secured Convertible Notes due 2019 (the “New Convertible Notes”) for Existing Convertible Notes. The A&R Transaction Support Agreements amended certain provisions of the previously disclosed Transaction Support Agreements to provide, among other things, (i) the removal of the requirement to conduct a separate registered exchange offer of New Convertible Notes for Existing Convertible Notes with holders of Existing Convertible Notes that are not parties to the original Transaction Support Agreements, (ii) a change in the Company’s obligation to file a resale registration statement, such that the registration statement need only cover the resale of the common stock underlying the New Convertible Notes, and (iii) an agreement to accelerate the request for stockholder approval regarding the issuance of the Company’s common stock upon the conversion of the New Convertible Notes, as required pursuant to Rule 312 of the New York Stock Exchange Listed Company Manual, whereby the Company shall call a special meeting of stockholders in the near term for the sole purpose of obtaining such approval. The A&R Transaction Support Agreements made no changes to the economic terms of the New Convertible Notes that the Company has agreed to issue in exchange for Existing Convertible Notes.

Raging Capital Management, LLC and certain of its affiliates (“Raging Capital”), an affiliate of the Company that owns in the aggregate $27.5 million of the Secured Notes, $4.2 million of the Existing Convertible Notes and approximately 20% of the Company’s common stock, is party to one of the A&R Transaction Support Agreements. Two of our directors, Kenneth H. Traub and Allan J. Young, are employees of Raging Capital.  In addition, W.B. & Co. (“WB”) and FOM Corporation, who hold in the aggregate approximately 28% of the Company’s common stock and $32.5 million of the Secured Notes, are parties to one of the A&R Transaction Support Agreements. The general partners of WB are Jonathan B. Mellin and Reuben S. Donnelley, who share voting power with respect to shares beneficially owned by WB. Messrs. Mellin and Donnelley serve as directors of the Company.

The foregoing description of the terms of the A&R Transaction Support Agreements is not complete and is qualified in its entirety by reference to the text of the Form of A&R Transaction Support Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated Transaction Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

March 22, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Transaction Support Agreement